EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Registration Statement of Multiplayer Online Dragon, Inc. on  Form S-1 of my report dated June 4, 2009, appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the firm under the heading "Experts" in such Prospectus.

/s/ Michael T. Studer CPA P.C. ------------------------------ Michael T. Studer CPA P.C. Freeport, New York June 10, 2009